THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.       10/25/96
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-C
RESIDENTIAL ASSET SECURITIZATION TRUST 1996-A1

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691
                                            Distribution Date        10/25/96
4.03(i)
Reduction of the Stated                          SINGLE               TOTAL
Amount of Certificates                         CERTIFICATE            AMOUNT
Class A-1 Certificates.          QX5          $46.27348454       $2,382,899.36
Class A-2 Certificates.          QY3           $0.00000000               $0.00
Class A-3 Certificates.          QZ0           S0.00000000               $0.00
Class A-4 Certificates.          RA4           $0.00000000               $0.00
Class A-5 Certificates.          RB2           $0.00000000               $0.00
Class A-6 Certificates.          RC0           $0.00000000               $0.00
Class A-7 Certificates.          RD8           $0.00000000               $0.00
Class A-8 Certificates.          RE6           $0.00000000               $0.00
Class A-9 Certificates.          RF3           $0.00000000               $0.00
Class R Certificates.            RG1           $0.00000000               $0.00

                                 Total Amount                     2,382,899.36

          Aggregate amount of any Principal Prepayments           2,207,762.80


4.03(ii)
Amount of distribution                            SINGLE              TOTAL
representing interest.                          CERTIFICATE           AMOUNT
Class A-1 Certificates.                         $3.21347988        $165,481.36
Class A-2 Certificates.                         $5.08333333        $222,944.83
Class A-3 Certificates.                         $5.12500000        $177,975.88
Class A-4 Certificates.                         $5.29166667        $158,607.13
Class A-5 Certificates.                         $5.54166667        $125,529.83
Class A-6 Certificates.                         $5.87500000        $280,584.13
Class A-7 Certificates.                         $5.91666667         $81,022.83
Class A-8 Certificates.                         $6.12500000        $158,660.14
Class A-9 Certificates.                         $5.83333333        $175,000.00
Class R Certificates.                           $0.00000000              $0.00

                                  Total Amount                    1,545,806.13


4.03(iii) Amount of interest shortfall                                    0.00

4.03(iv)
Stated Amount of Certificates    ORIGINAL         SINGLE             TOTAL
after this Distribution          BALANCE        CERTIFICATE          AMOUNT
Class A-1 Certificates.       51,496,000.00     $607.31563578   $31,274,325.98
Class A-2 Certificates.       43,858,000.00   $1,000.00000000   $43,858,000.00
Class A-3 Certificates.       34,727,000.00   $1,000.00000000   $34,727,000.00
Class A-4 Certificates.       29,973,000.00   $1,000.00000000   $29,973,000.00
Class A-5 Certificates.       22,652,000.00   $1,000.00000000   $22,652,000.00
Class A-6 Certificates.       47,759,000.00   $1,000.00000000   $47,759,000.00
Class A-7 Certificates,       13,694,000.00   $1,000.00000000   $13,694,000.00
Class A-8 Certificates.       25,903,697.00   $1,000.00000000   $25,903,697.00
Class A-9 Certificates.       30,000,000.00   $1,000.00000000   $30,000,000.00
Class R Certificates.                200.00       $0.00000000            $0.00


                                              Total            $279,841,022.98

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4.03(v)     The Pool Stated Principal Balance for
            the following Distribution Date                    $282,541,589.05
            Amount of Over-collateralization                     $2,700,566.07


4.03(vi)    Amount of the Master Servicing Fees
            paid to or retained by the Master Servicer
            with respect to such Distribution Date                   21,897.12


4.03(vii)   Pass-Through Rate and for each
            Class of Certificates
            Class A-1 Certificates.                                5.90000000%
            Class A-2 Certificates.                                6.10000000%
            Class A-3 Certificates.                                6.15000000%
            Class A-4 Certificates.                                6.35000000%
            Class A-5 Certificates.                                6.65000000%
            Class A-6 Certificates.                                7.05000000%
            Class A-7 Certificates.                                7.10000000%
            Class A-8 Certificates.                                7.35000000%
            Class A-9 Certificates.                                7.00000000%
            Class R Certificates.                                  7.00000000%


4.03(viii)  Amount of Advances included in the
            distribution on such Distribution Date                   72,114.60

            Aggregate amount of Advances outstanding
            as of the close of business on such
            Distribution Date                                        97,899.27


4.03(ix)    The number and aggregate principal
            amounts of Mortgage Loans delinquent
                                   30 to 59 days        36        6,509,412.26
                                   60 to 89 days        12        1,633,012.82
                                      90 or more         6          770,985.68


            The number and aggregate principal
            amounts of Mortgage Loans in foreclosure

                                   In foreclosure        6          866,629.25


4.03(x)     The aggregate dollar amount of Scheduled
            Payments for each of Mortgage Loan for the preceeding 12 calender months or all calender months since cut-off date

            (a) All outsanding Mortgage loans on
                each Due Date                                             0.00
            (b) Delinquent 60 days or more on
                each of the Due Dates                                     0.00

4.03(xi)    Loan number and Stated Principal Balance
            of any Mortgage loan that became an REO      #153245    430,000.00
            Property during the preceding calendar
            month.


4.03(xii)   Total number and principal balance of
            any REO Properties as of the close of
            business on the Determination Date
            preceding such Distribution Date.            1          430,000.00


4.03(xiv)   Aggregate amount of Realized Losses
            incurred during the preceding calendar month                  0.00

            Aggregate amount of Realized Losses
            through Distribution Date                                     0.00

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4.03(xv)    Net Excess Cash Flow                                         $0.00
            MBIA Premium Amount                                          $0.00
            Current Subordinated Amount                                  $0.00
            Required Subordinated Amount                         $2,700,566.07

            Special Hazard Loss Coverage Amount                           0.00
            Required Fraud Loss Coverage                          2,413,945.00
            Current Bankruptcy Amount                                75,000.00